UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report:  May 2, 2008

MIDDLESEX WATER COMPANY
(Exact name of registrant as specified in its charter)

NEW JERSEY	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
(Address of principal executive offices, including zip code)

(732)-634-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01.     Other Events

Announcement regarding Pinelands Water Company and Pinelands Wastewater Company, subsidiaries of Middlesex Water Company, filing petitions for an increase in rates as set forth in the attached press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

s/Kenneth J. Quinn
Kenneth J. Quinn
Vice President, General Counsel,
Secretary and Treasurer

Dated:    May 2, 2008

PINELANDS COMPANIES FILE FOR RATE INCREASE
DUE TO INCREASED CAPITAL INVESTMENT AND OPERATING COSTS

ISELIN, NJ, May 2, 2008 Middlesex Water Company (NASDAQ:MSEX), today announced that its subsidiaries in Burlington County, Pinelands Water Company and Pinelands Wastewater Company, have filed requests with the New Jersey Board of Public Utilities (NJBPU) for an increase in rates to help offset increased costs associated with the operation and maintenance of the water and wastewater systems as well as increased capital investment in those systems.

The companies, which last filed in August of 2005, are requesting the increase to offset rising costs of maintenance, power, chemicals, business insurance, labor and benefits, taxes and other operating expense increases experienced since the 2005 filing. Pinelands Water is seeking an overall increase of approximately $115,000 (19.7%).  Pinelands Wastewater is seeking an increase of $212,000 (22.8%).

The companies provide water and wastewater service to approximately 2,400 customers in the communities of Leisuretowne and Hampton Lakes in Southampton Township, New Jersey.  Planned capital investments to the systems include upgrades for chlorination facilities at three of four supply wells, the completion of an irrigation meter replacement program as well as improvements within the distribution system facilities, meters and general equipment.

Should the proposed increase be approved, the average combined quarterly bill for water and wastewater customer usage/discharge would rise from $178.82 to $218.08 based on 20,000 metered gallons (approximately 2,600 cubic feet.) Customers receive a combined bill for their water and wastewater service.

           The rate proposal will be examined by the NJBPU and the New Jersey Division of Ratepayer Advocate.  A public hearing on the matter will be scheduled in the Company’s service area.

Middlesex Water Company, organized in 1897, is an investor-owned water utility and is engaged in the business of supplying water for domestic, commercial, industrial and fire protection purposes.  The Company and its New Jersey subsidiaries are subject to the regulations of the NJBPU.  These companies are also subject to various Federal and State regulatory agencies concerning water quality standards.

For additional information regarding Middlesex Water Company, visit the Company’s website at www.middlesexwater.com or call (732) 634-1500.

Contact:
Bernadette Sohler, Vice President – Corporate Affairs
Middlesex Water Company
1500 Ronson Road
Iselin, New Jersey   08830
www.middlesexwater.com